SAFETY RESTRAINT SYSTEMS,
A DIVISION OF ALLIEDSIGNAL INC.
COMBINED FINANCIAL STATEMENTS AS OF
SEPTEMBER 30, 1997 (UNAUDITED),
DECEMBER 31, 1996 AND 1995 AND
FOR THE NINE-MONTHS ENDED
SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
AND FOR EACH OF THE THREE YEARS IN THE
PERIOD ENDED DECEMBER 31, 1996

SAFETY RESTRAINT SYSTEMS,
A DIVISION OF ALLIEDSIGNAL INC.

INDEX TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

                                                                                     PAGES

Report of Independent Accountants........................................................1

Combined Balance Sheets as of September 30, 1997 (Unaudited) and
 December 31, 1996 and 1995..............................................................2

Combined Statements of Operations - Nine Months Ended September 30, 1997
 and 1996 (Unaudited) and Each of the Three Years in the Period
 Ended December 31, 1996.................................................................3

Combined Statements of Cash Flows - Nine Months Ended September 30, 1997
 and 1996 (Unaudited) and Each of the Three Years in the Period
 Ended December 31, 1996.................................................................4

Notes to Financial Statements.........................................................5-17

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareowners and
Directors of AlliedSignal Inc.

In our opinion, the accompanying combined balance sheets and the related combined statements of operations and of cash flows present fairly, in all material respects, the financial position of Safety Restraint Systems, a Division of AlliedSignal Inc. (the Company), at December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the management of the Company; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The Company, as disclosed in Note 2 to the accompanying financial statements, is a member of the AlliedSignal Inc. group of affiliated companies and has extensive transactions and relationships with AlliedSignal Inc. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

As discussed in Note 19, on October 30, 1997, AlliedSignal Inc. sold certain net assets of the Safety Restraint Systems division to Breed Technologies, Inc. The accompanying financial statements do not give effect to this purchase transaction.



Price Waterhouse LLP
Detroit, Michigan

October 31, 1997

SAFETY RESTRAINT SYSTEMS,                                                     2
A DIVISION OF ALLIEDSIGNAL INC.

COMBINED BALANCE SHEETS
(DOLLARS IN THOUSANDS)
-------------------------------------------------------------------------------

                                                                                                DECEMBER 31,
                                                                        SEPTEMBER 30,       ------------------
                                                                            1997            1996          1995
                                                                         (UNAUDITED)
ASSETS

Current assets
   Cash and cash equivalents                                            $     22,441   $     30,883  $       7,955
   Accounts and notes receivable, net                                        129,883        113,377        119,335
   Inventories                                                                45,174         50,688         52,973
   Other current assets                                                       26,139         22,359         24,489
                                                                        ------------   ------------  -------------
     Total current assets                                                    223,637        217,307        204,752

Property, plant and equipment, net                                           154,423        146,674        131,029
Cost in excess of net assets of acquired
 companies, net                                                               48,739         52,262         55,069
Other assets                                                                  17,890         13,495         19,928
                                                                        ------------   ------------  -------------

   TOTAL ASSETS                                                         $    444,689   $    429,738  $     410,778
                                                                        ============   ============  =============

LIABILITIES AND ALLIEDSIGNAL INC. INVESTMENT

Current liabilities
   Accounts payable - trade                                             $    139,546   $    134,912  $     130,603
   Accounts payable - related party                                                           4,149          3,736
   Accrued liabilities                                                        43,882         48,754         47,673
                                                                        ------------   ------------  -------------
     Total current liabilities                                               183,428        187,815        182,012

Deferred income taxes                                                         14,653         14,660         12,393
Other liabilities                                                             19,784         19,738         22,639
                                                                        ------------   ------------  -------------
     Total liabilities                                                       217,865        222,213        217,044

Commitments and contingencies
Cumulative foreign exchange translation
 adjustment                                                                   (2,284)         1,528            489
AlliedSignal Inc. investment                                                 229,108        205,997        193,245
                                                                        ------------   ------------  -------------

     TOTAL LIABILITIES AND ALLIEDSIGNAL INC.
      INVESTMENT                                                        $    444,689   $    429,738  $     410,778
                                                                        ============   ============  =============


See accompanying notes to financial statements

SAFETY RESTRAINT SYSTEMS,                                                     3
A DIVISION OF ALLIEDSIGNAL INC.

COMBINED STATEMENTS OF OPERATIONS
(DOLLARS IN THOUSANDS)
-------------------------------------------------------------------------------



                                                       NINE MONTHS ENDED
                                                         SEPTEMBER 30,               YEARS ENDED DECEMBER 31,
                                                   ------------------------  --------------------------------------
                                                        1997        1996          1996         1995        1994
                                                           (UNAUDITED)

Sales
   Trade sales                                     $   673,016  $   705,865  $   940,152  $   872,589   $   747,336
   Intercompany sales                                    5,300       10,011       11,124       10,249
                                                   -----------  -----------  -----------  -----------   -----------
                                                       678,316      715,876      951,276      882,838       747,336
                                                   -----------  -----------  -----------  -----------   -----------
Cost of goods sold                                     608,300      630,888      849,778      781,924       671,942
Selling, general and administrative expense             30,620       32,415       42,052       35,817        30,847
                                                   -----------  -----------  -----------  -----------   -----------
     Income from operations                             39,396       52,573       59,446       65,097        44,547
                                                   -----------  -----------  -----------  -----------   -----------
Equity in income (loss) of affiliated
 companies                                                 375        1,721        2,221       (2,527)         (191)
Other income (expense), net                             (3,176)      (3,284)       4,764       (3,029)       (3,858)
                                                   -----------  -----------  -----------  -----------   -----------
Income before taxes on income                           36,595       51,010       66,431       59,541        40,498
Taxes on income                                         15,035       21,006       25,448       21,281        15,589
                                                   -----------  -----------  -----------  -----------   -----------
     Net income                                    $    21,560  $    30,004  $    40,983  $    38,260   $    24,909
                                                   ===========  ===========  ===========  ===========   ===========


See accompanying notes to financial statements

SAFETY RESTRAINT SYSTEMS,                                                     4
A DIVISION OF ALLIEDSIGNAL INC.

COMBINED STATEMENTS OF CASH FLOWS
(DOLLARS IN THOUSANDS)
-------------------------------------------------------------------------------



                                                           NINE MONTHS ENDED
                                                             SEPTEMBER 30,           YEARS ENDED DECEMBER 31,
                                                           -----------------       ----------------------------
                                                           1997        1996        1996        1995        1994
                                                              (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                             $   21,560   $  30,004   $   40,983  $  38,260   $   24,909
Adjustments to reconcile net income to net
 cash provided by (used for) operating activities
   Depreciation and amortization (includes costs
    in excess of net assets of acquired companies,
    net)                                                   21,015      18,737      26,243      21,530       17,514
   Gain on sale of investment                                                      (8,947)
   Undistributed earnings of equity affiliates               (375)     (1,721)     (2,221)      2,527          191
   Deferred income taxes                                     (807)      1,740       4,433       7,036       (3,322)
   Changes in assets and liabilities
       (net of acquisitions)
     Accounts and notes receivable                        (16,506)     (6,665)      5,958      14,091       (2,613)
     Inventories                                            5,514      (7,327)      2,285      (3,555)      27,421
     Other current assets                                  (3,675)     (3,363)        235       1,129         (665)
     Accounts payable                                         485       2,766       4,722       3,024       23,051
     Accrued liabilities                                   (4,872)      5,221       1,081      (3,131)      (4,857)
     Other                                                 (3,382)      3,748         260     (14,483)     (10,272)
                                                       ----------  ----------   ---------   ---------   ----------
     NET CASH PROVIDED BY OPERATING ACTIVITIES             18,957      43,140      75,032      66,428       71,357
                                                       ----------  ----------   ---------   ---------   ----------

CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for property, plant and equipment            (29,422)    (27,694)    (34,983)    (32,038)     (26,088)
Proceeds from disposal of property, plant and
 equipment                                                    331         464         838         466         3,188
Proceeds from sale of investment                                                   11,000
Capital contribution in equity investment                     141                    (728)     (2,030)      (2,133)
Cash paid for acquisitions                                                                                 (80,936)
                                                       ----------  ----------   ---------   ---------   ----------
       NET CASH USED FOR INVESTING ACTIVITIES             (28,950)    (27,230)    (23,873)    (33,602)    (105,969)
                                                       ----------  -----------  ---------   ---------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Intercompany activity                                       1,551       6,218     (28,231)    (25,492)      34,560
                                                       ----------  ----------   ---------   ----------  ----------
       NET CASH PROVIDED BY (USED FOR)
        FINANCING ACTIVITIES                                1,551       6,218     (28,231)    (25,492)      34,560
                                                       ----------  ----------   ---------   ----------  ----------
NET (DECREASE) INCREASE IN CASH                            (8,442)     22,128      22,928       7,334          (52)
Cash at beginning of the period                            30,883       7,955       7,955         621          673
                                                       ----------  ----------   ---------   ---------   ----------

Cash at end of the period                              $   22,441  $   30,083   $  30,883   $   7,955    $     621
                                                       ==========  ==========   =========   =========   ==========



See accompanying notes to financial statements

SAFETY RESTRAINT SYSTEMS,                                                    5
A DIVISION OF ALLIEDSIGNAL INC.

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
-------------------------------------------------------------------------------

  1.   DESCRIPTION OF BUSINESS

       Safety Restraint Systems, a Division of AlliedSignal Inc. (SRS) is an international supplier of safety restraint systems to automotive and truck original equipment manufacturers (OEMs) in North America, Europe and Asia. Major products include seat belt assemblies, pretensioners, seat-integrated belts, integrated child seats and air bag systems, including air bag modules, inflators and cushions. Sales to two major customers, each of which exceeded 24% of trade sales annually, aggregated $559,433, $465,509 and $467,324 in 1996, 1995 and 1994,
       respectively.

  2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       BASIS OF PRESENTATION
       The combined financial statements of SRS are comprised of the North American Safety Restraint Systems business of AlliedSignal Inc., AlliedSignal Sistemi Di Sicurezza, AlliedSignal Sistemas de Seguridad, S.A., Sistemas AlliedSignal de Seguridad, S.A. de C.V., AlliedSignal Cinturones de Seguridad, S.A. de C.V., the Safety Restraint Systems business of BSRD Limited, ICSRD Rueckhaltesysteme Fahrzeugsicherheit Gmbh, AlliedSignal India, Inc., and their joint venture interests in Bag, S.p.A., Morton Bendix, Bendix Atlantic Inflator Company and Jaybharat-AlliedSignal Ltd. The combined financial statements of SRS have been prepared on a carve-out basis and present the historical financial position, results of operations and cash flows of SRS previously included in the AlliedSignal Inc. (AlliedSignal) consolidated financial statements. SRS financial information included herein is not necessarily indicative of its financial position, results of operations and cash flows in the future, or of the results which would have been reported if SRS had operated as an unaffiliated enterprise.

       The preparation of combined financial statements on a carve-out basis in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

       Transactions between SRS and AlliedSignal (and other AlliedSignal business units) are herein referred to as "intercompany" or "related party" transactions.

       CONCENTRATION OF CREDIT RISK
       Financial instruments which potentially expose SRS to a concentration of credit risk consist primarily of accounts receivable. SRS does not require collateral from its customers. To minimize this risk, ongoing credit evaluations of customers' financial condition are performed.

       At December 31, 1996 and 1995, approximately 49% and 42%, respectively, of trade accounts receivable were from two major OEM customers. SRS may be impacted significantly by the economic stability of the OEM's as well as the automotive and truck industries, or by the loss of an OEM customer.

       FINANCIAL INSTRUMENTS
       The carrying value of SRS's financial instruments, comprising cash, accounts receivable, accounts payable and accrued liabilities, approximate their fair values.

SAFETY RESTRAINT SYSTEMS,                                                     6
A DIVISION OF ALLIEDSIGNAL, INC.

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
-------------------------------------------------------------------------------


  2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       CASH AND CASH EQUIVALENTS
       Cash and cash equivalents includes cash on hand and on deposit as well as highly-liquid debt instruments with maturities generally of three months or less. Cash payments for foreign income taxes during the years 1996, 1995 and 1994 were $1,301, $1,892 and $2,284, respectively.

       INVENTORIES
       Inventories are valued at the lower of cost or market using the first in, first out (FIFO) method.

       PROPERTY, PLANT AND EQUIPMENT
       Property, plant and equipment are carried at cost and are generally depreciated using estimated service lives. Depreciation is computed principally on the straight-line method.

       COST IN EXCESS OF NET ASSETS OF ACQUIRED COMPANIES, NET
       Cost in excess of net assets of acquired companies, net is being amortized on a straight-line basis over 25 years. The cumulative amount of cost in excess of net assets of acquired companies, amortized at December 31, 1996 and 1995 is $6,693 and $3,465, respectively.

       VALUATION OF LONG-LIVED ASSETS
       In accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of, SRS periodically evaluates the carrying value of long-lived assets to be held and used, including costs in excess of net assets of acquired companies, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved.

       REVENUE RECOGNITION
       Sales and related cost of sales are recognized upon the shipment of products. Sales are recorded net of estimated returns and allowances.

       RESEARCH, DEVELOPMENT AND ENGINEERING EXPENSES
       Research, development and engineering expenses related to design and development of new products and planning and design for new processes, are expensed as incurred. Such amounts approximated $45,179, $38,938 and $30,873 in 1996, 1995 and 1994, respectively, and are included in cost of goods sold in the combined statements of operations.

SAFETY RESTRAINT SYSTEMS,                                                     7
A DIVISION OF ALLIEDSIGNAL INC.

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
-------------------------------------------------------------------------------

  2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       INCOME TAXES
       SRS is included in the consolidated U.S. federal income tax return of AlliedSignal. In preparing its combined financial statements, SRS has determined its tax provision on a separate return basis. Deferred tax liabilities or assets reflect the impact of temporary differences between amounts of assets and liabilities for financial and tax reporting. Such amounts are subsequently adjusted, as appropriate, to reflect changes in tax rates expected to be in effect when the temporary differences reverse.

       INTERIM FINANCIAL INFORMATION
       The interim financial data as of September 30, 1997 and for the nine months ended September 30, 1997 and 1996 is unaudited; however, in the opinion of management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

  3.   INTERCOMPANY TRANSACTIONS AND ALLOCATIONS

       CASH MANAGEMENT
       SRS utilizes AlliedSignal centralized cash management services. Under this arrangement, SRS' accounts receivable are collected and its cash disbursements are funded by AlliedSignal on a daily basis. Net activity between AlliedSignal and SRS is reflected in AlliedSignal's investment in SRS.

       ALLOCATED CORPORATE SERVICES
       AlliedSignal allocates costs associated with certain corporate overhead, such as risk management, human resources, corporate law, corporate finance and accounting, treasury and public affairs to its business units through a corporate assessment charge which is generally allocated based on sales or net investment. Charges from AlliedSignal for such costs aggregated $16,525, $10,419 and $8,828 for the years ended December 31, 1996, 1995 and 1994, respectively, and are included in selling, general and administrative expense in the accompanying statements of operations.

       AlliedSignal also manages employee medical, dental, life insurance, and workers' compensation benefits on a consolidated basis. AlliedSignal charges SRS for its share of such employee-related costs based upon SRS' estimated experience or headcount, depending on the nature of the cost. Charges from AlliedSignal for such costs aggregated $13,302, $9,908 and $9,260 for the years ended December 31, 1996, 1995 and 1994, respectively, and are included in cost of sales in the accompanying statements of operations.

       AlliedSignal Business Services provides various information systems assistance, employee payroll processing, travel and expense processing, accounts payable, payment processing, general ledger maintenance and project tracking assistance to SRS and other related units. These costs are allocated to SRS based on certain criteria, including invoices or checks processed, headcount, general ledger line items maintained, predetermined rates or on actual services provided. Charges from AlliedSignal Business Services for such costs aggregated $4,384, $3,696 and $2,949 for the years ended December 31, 1996, 1995 and 1994, respectively, and are included in selling, general and administrative expenses in the accompanying statements of operations.

SAFETY RESTRAINT SYSTEMS,                                                    8
A DIVISION OF ALLIEDSIGNAL INC.

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
-------------------------------------------------------------------------------

  3.   INTERCOMPANY TRANSACTIONS AND ALLOCATIONS (CONTINUED)

       Management believes that the methods utilized to allocate costs to SRS, as discussed above, are reasonable. However, the terms of transactions between SRS and AlliedSignal, including allocated costs, may differ from those that would result from transactions with unrelated parties.

       INTERCOMPANY SALES
       Gross profit on intercompany sales approximated $2,225 and $2,050 in 1996 and 1995, respectively.

  4.   OTHER INCOME (EXPENSE), NET



                                                                               YEAR ENDED DECEMBER 31,
                                                                         -----------------------------------
                                                                         1996            1995           1994
       Interest (expense)/income, net                                 $ (1,265)       $     (29)     $   1,359
       Foreign exchange                                                    (45)            (165)          (259)
       Gain on sale of investment                                        8,947
       Other                                                            (2,873)          (2,835)        (4,958)
                                                                      --------        ---------      ---------

                                                                      $  4,764        $  (3,029)     $  (3,858)
                                                                      ========        =========      =========

SAFETY RESTRAINT SYSTEMS,                                                     9
A DIVISION OF ALLIEDSIGNAL INC.

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------
5.     TAXES ON INCOME


                                                         YEAR ENDED DECEMBER 31,
                                                   -----------------------------------
                                                   1996            1995           1994
       Income before taxes on income
         United States                          $ 59,782        $  56,062      $  40,640
         Foreign                                   6,649            3,479           (142)
                                                --------        ---------      ---------

                                                $ 66,431        $  59,541      $  40,498
                                                ========        =========      =========

       Taxes on income
         United States                          $ 23,376        $  20,518      $  15,522
         Foreign                                   2,072              763             67
                                                --------        ---------      ---------

                                                $ 25,448        $  21,281      $  15,589
                                                ========        =========      =========



                                                          YEAR ENDED DECEMBER 31,
                                                    ---------------------------------
                                                    1996        1995             1994
       Taxes on income consist of
       Current
         United States                          $ 19,921        $  13,528      $  15,604
         Foreign                                   1,094              717          3,307
                                                --------        ---------      ---------

                                                $ 21,015        $  14,245      $  18,911
                                                ========        =========      =========
       Deferred
         United States                          $  3,455        $   6,990      $     (82)
         Foreign                                     978               46         (3,240)
                                                --------        ---------      ---------

                                                $  4,433        $   7,036      $  (3,322)
                                                ========        =========      =========


       The principal items accounting for the difference in taxes on income computed at the U.S. statutory rate and as recorded on an overall basis are as follows:


                                                                                   YEAR ENDED DECEMBER 31,
                                                                           ------------------------------------
                                                                           1996             1995           1994

       Statutory U.S. federal income tax rate                              35.0%            35.0%          35.0%
                                                                          -----           ------          -----

       Taxes on foreign earnings over (under)
        U.S. tax rate                                                       (.4)%            (.8)%           .3%
       Nondeductible amortization                                            .3               .4             .2
       State income taxes, net of federal benefit                           3.5              3.6            3.9
       Tax benefits of Foreign Sales Corporation                           (1.5)            (1.7)          (2.2)
       All other items, net                                                 1.4              (.8)           1.3
                                                                          -----           ------          -----

                                                                           38.3%            35.7%          38.5%
                                                                          =====           ======          =====

SAFETY RESTRAINT SYSTEMS,                                                    10
A DIVISION OF ALLIEDSIGNAL INC.

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
-------------------------------------------------------------------------------

5.     TAXES ON INCOME (CONTINUED)

       DEFERRED INCOME TAXES
       Included in the following balance sheet accounts:


                                                                                               DECEMBER 31,
                                                                                          --------------------
                                                                                          1996            1995
       Other current assets                                                          $    17,683     $    19,578
       Other assets                                                                          257             528
       Deferred income taxes                                                             (14,660)        (12,393)
                                                                                     -----------     -----------

                                                                                     $     3,280     $     7,713
                                                                                     ===========     ===========


       DEFERRED TAX ASSETS (LIABILITIES)
       The temporary differences and carryforwards which give rise to deferred tax assets and liabilities are as follows:


                                                                                              DECEMBER 31,
                                                                                          --------------------
                                                                                          1996            1995

       Property, plant and equipment basis differences                               $   (13,729)    $   (11,990)
       Postemployment benefits                                                             3,320           1,960
       Inventory reserves                                                                  2,878           2,570
       Accrued liabilities                                                                 9,558          12,122
       Foreign net operating losses                                                        1,413           2,619
       All other items, net                                                                 (160)            432
                                                                                     -----------     -----------

                                                                                     $     3,280     $     7,713
                                                                                     ===========     ===========

SAFETY RESTRAINT SYSTEMS,                                                    11
A DIVISION OF ALLIEDSIGNAL INC.

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
-------------------------------------------------------------------------------

6.     ACCOUNTS AND NOTES RECEIVABLE

                                                                DECEMBER 31,
                                                            -------------------
                                                            1996           1995

       Trade                                                 78,344    $     88,276
       Billed tooling                                         5,459           6,578
       Related parties                                        3,357           2,474
       Unbilled tooling                                      14,574          10,216
       Other                                                 12,890          12,768
                                                        -----------     -----------
                                                            114,624         120,312
       Less - allowance for doubtful accounts                (1,247)           (977)
                                                        -----------     -----------

                                                        $   113,377     $   119,335
                                                        ===========     ===========

       In North America, SRS participates in certain AlliedSignal arrangements under which AlliedSignal can sell undivided interests in designated pools of trade accounts receivable. AlliedSignal acts as an agent for the purchasers in the collection and administration of the receivables. Accounts and notes receivable have not been adjusted to reflect participation in these arrangements. Additionally, in Europe, SRS periodically sells trade accounts receivable. The combined balance sheets have been reduced by $36,477 and $17,001 in 1996 and 1995, respectively, reflecting such sales.

7.     INVENTORIES


                                                SEPTEMBER 30,
                                                    1997                  DECEMBER 31,
                                                ------------          -------------------
                                                 (UNAUDITED)          1996           1995

       Raw materials                            $    32,147       $    37,035     $    40,631
       Work-in-process                                8,311             7,050           8,458
       Finished goods                                 8,990            12,132           9,796
       Supplies and containers                        2,413             2,175           1,943
                                                -----------       -----------     -----------
                                                     51,861            58,392          60,828

       Less - Inventory reserve                      (6,687)           (7,704)         (7,855)
                                                -----------       -----------     -----------

                                                $    45,174       $    50,688     $    52,973
                                                ===========       ===========     ===========

SAFETY RESTRAINT SYSTEMS,                                                    12
A DIVISION OF ALLIEDSIGNAL INC.

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
-------------------------------------------------------------------------------

  8.   OTHER CURRENT ASSETS

                                                       DECEMBER 31,
                                                   -------------------
                                                   1996           1995

       Current deferred income taxes           $    17,683     $    19,578
       Other                                         4,676           4,911
                                               -----------     -----------

                                               $    22,359     $    24,489
                                               ===========     ===========

  9.   PROPERTY, PLANT AND EQUIPMENT

                                                          ESTIMATED
                                                         USEFUL LIFE
                                                          (YEARS)                   DECEMBER 31,
                                                        ------------            -------------------
                                                                                1996           1995


       Land and land improvements                                           $     3,306     $     3,445
       Buildings                                            35-40                29,928          29,018
       Machinery, office furniture and equipment            3-15                201,578         174,834
       Construction-in-progress                                                  15,648          10,075
                                                                            -----------     -----------
                                                                                250,460         217,372
       Less - Accumulated depreciation                                         (103,786)        (86,343)
                                                                            -----------     -----------

                                                                            $   146,674     $   131,029
                                                                            ===========     ===========


 10.   OTHER ASSETS


                                                           DECEMBER 31,
                                                       -------------------
                                                       1996           1995

       Patents, licenses and other                 $    11,406     $    17,698
       Equity investments in affiliates                  1,832           1,702
       Long-term deferred income taxes                     257             528
                                                   -----------     -----------

                                                   $    13,495     $    19,928
                                                   ===========     ===========

       Patents, licenses and other includes patents and licenses of $10,551 and $14,504 which are being amortized on a straight-line basis over five years. Additionally, in 1995 SRS had investments of $1,945 at cost, which were subsequently sold in 1996.

       SRS has a 50% partnership interest in Morton Bendix, accounted for under the equity method. Morton Bendix assembles passenger side modules for automotive inflatable restraint systems in North America.

SAFETY RESTRAINT SYSTEMS,                                                    13
A DIVISION OF ALLIEDSIGNAL INC.

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
-------------------------------------------------------------------------------

 11.   ACCRUED LIABILITIES



                                                           DECEMBER 31,
                                                       -------------------
                                                       1996           1995

       Payroll and payroll taxes                   $     5,461     $     4,290
       Liability insurance, workers'
        compensation and healthcare                     15,909          15,699
       Vacation                                          5,267           5,197
       Postemployment benefits                           8,300           4,900
       Other                                            13,817          17,587
                                                   -----------     -----------

                                                   $    48,754     $    47,673
                                                   ===========     ===========

 12.   OTHER LIABILITIES


                                                           DECEMBER 31,
                                                       -------------------
                                                       1996           1995

       Accumulated deficit in affiliates           $    14,935     $    17,042
       Other                                             4,803           5,597
                                                   -----------     -----------

                                                   $    19,738     $    22,639
                                                   ===========     ===========

       Accumulated deficit in affiliates includes investments in Bendix-Atlantic Inflator Company (BAICO) and Bag S.p.A. accounted for under the equity method. SRS has a 50% partnership interest in BAICO which produces hybrid non azide inflators for use in inflatable occupant safety restraint systems for motor vehicles in North America. SRS has a 33% partnership in Bag S.p.A., which designs, produces and sells airbags in Europe.

       Combined selected financial data for these two entities is summarized as follows:



                                                             YEAR ENDED DECEMBER 31,
                                                       -----------------------------------
                                                       1996            1995           1994

       Net sales                                 $   133,835      $    80,467    $    48,731
       Income (loss) from operations                   6,563           (3,298)        (4,082)
       Net income (loss)                               1,958           (7,897)        (7,195)

SAFETY RESTRAINT SYSTEMS,                                                    14
A DIVISION OF ALLIEDSIGNAL INC.

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
-------------------------------------------------------------------------------

 12.   OTHER LIABILITIES (CONTINUED)



                                                       DECEMBER 31,
                                                   -------------------
                                                   1996           1995

       Current assets                         $     44,556   $      37,576
       Total assets                                 84,982          71,988
       Current liabilities                          60,262          51,687
       Noncurrent liabilities                       54,842          54,463
       Accumulated deficit                         (30,124)        (34,162)


       Noncurrent liabilities at BAICO consist of borrowings under an agreement to borrow up to $60 million. The borrowings are guaranteed equally by AlliedSignal and the partner (Atlantic Research Company, a third party). Additionally, BAICO may borrow up to $5 million under a line of credit agreement with AlliedSignal.

       At December 31, 1996, and 1995, Bag S.p.A. has approximately $29 million and $20 million of borrowings, under a line of credit. Approximately $19 million of the line is guaranteed jointly by the shareholders.

13.    CUMULATIVE FOREIGN EXCHANGE TRANSLATION ADJUSTMENT



                                                       YEAR ENDED DECEMBER 31,
                                                 -----------------------------------
                                                 1996            1995           1994
       Balance at beginning of year           $    489        $    (249)     $  (1,548)
       Translation adjustment                    1,039              738          1,299
                                              --------        ---------      ---------

       Balance at end of year                 $  1,528        $     489      $    (249)
                                              ========        =========      =========

14.    ALLIEDSIGNAL INVESTMENT

       The AlliedSignal investment balance represents the cumulative intercompany activity from transactions, cost allocations, cash management and other charges and credits, between SRS and AlliedSignal (and its other business units). A summary of changes in AlliedSignal investment follows.


                                                       NINE
                                                   MONTHS ENDED
                                                   SEPTEMBER 30,        YEAR ENDED DECEMBER 31,
                                                       1997          ----------------------------
                                                    (UNAUDITED)      1996        1995        1994
                                                  --------------
       Beginning AlliedSignal Inc. investment      $  205,997    $  193,245  $  180,477  $   121,008
       Net income                                      21,560        40,983      38,260       24,909
       Intercompany activity                            1,551       (28,231)    (25,492)      34,560
                                                   ----------    ----------  ----------  -----------

       Ending AlliedSignal Inc. investment         $  229,108    $  205,997  $  193,245  $   180,477
                                                   ==========    ==========  ==========  ===========

SAFETY RESTRAINT SYSTEMS,                                                    15
A DIVISION OF ALLIEDSIGNAL INC.

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
-------------------------------------------------------------------------------

14.    ALLIEDSIGNAL INVESTMENT (CONTINUED)

       Included in other income (expense), net in the combined statement of operations is an allocated investment charge. The investment charge is based on average net investment as a percent of projected AlliedSignal interest expense. The investment charge for 1996, 1995 and 1994 approximated $2,519, $2,487 and $4,630, respectively.

15.    EMPLOYEE BENEFIT PLANS

       PENSIONS
       Substantially all employees of SRS participate in defined benefit pension plans covering AlliedSignal employees. Plan benefits are generally based on years of service and the employee's compensation. For the purpose of these financial statements, SRS is considered to have participated in multi-employer pension plans. SRS recorded net periodic pension cost of $5,325, $6,195 and $5,121 for the years ended December 31, 1996, 1995 and 1994, respectively, related to its participation in the AlliedSignal defined benefit pension plans.

       AlliedSignal also sponsors a number of defined contribution pension plans. Participation in these plans is available to substantially all salaried employees. AlliedSignal contributions to these plans are generally based on a percentage of employee contributions. The cost to SRS for providing benefits under the AlliedSignal defined contribution plans was $1,412, $1,400 and $1,492 for the years ended December 31, 1996, 1995 and 1994, respectively.

       POSTRETIREMENT BENEFITS OTHER THAN PENSIONS
       U.S. retiree medical programs cover employees who retire with pension eligibility for hospital, professional and other medical services (programs) including SRS' eligible retired employees. Most of the programs require deductibles and copayments and virtually all are integrated with Medicare. Retiree contributions are generally required based on coverage type, plan and Medicare eligibility. AlliedSignal also sponsors retiree life insurance programs which generally provide a flat benefit of at least two thousand dollars or a benefit as a percent of pay.

       For most non-union employees retiring after July 1, 1992, the Company has implemented an approach which bases the Company's contribution to retiree medical premiums on years of service and also establishes a maximum Company contribution in the future at approximately twice the current level at the date of implementation.

       For the purpose of these financial statements, SRS is considered to have participated in multi-employer postretirement benefit plans. SRS charged to expense $2,390, $2,057 and $2,299 for the years ended December 31, 1996, 1995 and 1994, respectively, related to its participation in the AlliedSignal postretirement programs.

SAFETY RESTRAINT SYSTEMS,                                                    16
A DIVISION OF ALLIEDSIGNAL INC.

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
-------------------------------------------------------------------------------


16.    LEASE COMMITMENTS

       SRS leases certain buildings and equipment under operating lease agreements. Future minimum lease payments under operating leases having initial or remaining noncancelable lease terms in excess of one year are as follows:

       AT DECEMBER 31, 1996

       1997                              $    3,964
       1998                                   2,957
       1999                                   2,691
       2000                                   2,528
       2001                                   2,352
       Thereafter                             1,580
                                         ----------

                                         $   16,072
                                         ==========

       Rent expense of $4,541, $4,327 and $5,045 was included in costs and expenses for 1996, 1995 and 1994, respectively.

17.    COMMITMENTS AND CONTINGENCIES

       SRS is subject to a number of lawsuits, investigations and claims (some of which involve substantial amounts) arising out of the conduct of its business, including those relating to commercial transactions, product liability and environmental safety and health matters. Management does not expect that settlement amounts or losses, if any, will have a material adverse effect on the combined results of operations or the financial position of SRS.

       SRS has issued or is a party to various direct and indirect guarantees, bank letters of credit and customer guarantees. Management does not expect these guarantees will have a material adverse effect on the combined results of operations or the financial position of SRS.

SAFETY RESTRAINT SYSTEMS                                                    17
A DIVISION OF ALLIEDSIGNAL INC.

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
------------------------------------------------------------------------------

18.    GEOGRAPHIC AREAS - FINANCIAL DATA



                                                                                       ADJUSTMENTS
                                        NORTH                          OTHER               AND
                                       AMERICA         EUROPE      INTERNATIONAL      ELIMINATIONS       TOTAL
                                    ------------     ------------  -------------      ------------   -----------
       Net sales         1996       $    689,941   $    269,543    $    6,703         $  (14,911)    $   951,276
                         1995            677,070        196,319        14,912             (5,463)        882,838
                         1994            594,352        153,247             -               (263)        747,336

       Net income        1996             46,085            197           164             (5,463)         40,983
                         1995             38,635          2,288           647             (3,310)         38,260
                         1994             27,335           (483)            -             (1,943)         24,909

       Assets            1996            291,527        133,623         4,335                253         429,738
                         1995            292,058        113,997         4,642                 81         410,778

       Liabilities       1996            129,131         95,782         1,697             (4,397)        222,213
                         1995            146,743         72,265         2,556             (4,520)        217,044

       Sales between geographic areas approximate market and are not significant. SRS corporate office income, expenses, assets and liabilities are included in the North America column. Included in the North America net sales are export sales of $80,487, $97,361 and $68,864 for each of the respective years.

19.    SUBSEQUENT EVENTS

       On October 30, 1997, AlliedSignal sold substantially all of the net assets of SRS to Breed Technologies, Inc. for approximately $710 million, subject to certain post-closing adjustments. The accompanying financial statements do not give effect to this transaction.